Exhibit 4.1

[FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTA-TIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESEN-TATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED

NO. R-001	PRINCIPAL AMOUNT

CUSIP NO. 49446R AY5	$500,000,000

KIMCO REALTY CORPORATION

2.250% Note due 2031

KIMCO REALTY CORPORATION, a Maryland corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal amount of FIVE HUNDRED MILLION Dollars ($500,000,000) on December 1, 2031 (the “Stated Maturity Date”), unless redeemed on a Redemption Date (as defined on the reverse hereof) (the Stated Maturity Date or any Redemption Date is also referred to herein as the “Maturity Date” with respect to the principal repayable on such date), and to pay interest on the outstanding principal amount hereof from September 22, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi‑annually in arrears on June 1 and December 1 in each year, commencing June 1, 2022 (each, an “Interest Payment Date”), at the rate of 2.250% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day, as defined below), as the case may be, immediately preceding such Interest Payment Date (each, a “Regular Record Date”). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities, if applicable) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360‑day year of twelve 30‑day months.

The principal of and premium, if any, and interest, if any, on this Note payable on the Maturity Date will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. The Company hereby appoints The Bank of New York Mellon (successor by merger to IBJ Schroder Bank & Trust Company) as Paying Agent for the Notes where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to the Notes may be served.

Interest payable on this Note on any Interest Payment Date and, if applicable, on the Maturity Date, as the case may be, will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including September 22, 2021, if no interest has been paid or duly provided for on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be; provided, however, that the Company will pay any interest installment due on an Interest Payment Date that occurs on or before a Redemption Date to the Holder of this Note as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable on such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.  “Business Day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or executive order to close.

Payments of principal, premium, if any, and/or interest by the Company in respect of this Note will be made by wire transfer of immediately available funds to the Holder hereof in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual, facsimile or electronic signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:  September 22, 2021

KIMCO REALTY CORPORATION

By:
	Name:	Glenn G. Cohen
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Attest:

Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within‑mentioned Indenture.

THE BANK OF NEW YORK MELLON (successor by merger to IBJ Schroder Bank & Trust Company), as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

[REVERSE OF NOTE]

KIMCO REALTY CORPORATION

2.250% Note due 2031

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of August 4, 1994, the Second Supplemental Indenture, dated as of April 7, 1995, the Third Supplemental Indenture, dated as of June 2, 2006, the Fourth Supplemental Indenture, dated as April 26, 2007, the Fifth Supplemental Indenture, dated as of September 24, 2009, the Sixth Supplemental Indenture, dated as May 23, 2013, and the Seventh Supplemental Indenture, dated as of April 24, 2014 (the “Seventh Supplemental Indenture”), and as further amended or supplemented from time to time (herein called the “Indenture”) between the Company and The Bank of New York Mellon (successor by merger to IBJ Schroder Bank & Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as “2.250% Notes due 2031” (collectively, the “Notes”), and the aggregate principal amount of the Notes to be issued under such series is initially limited to $500,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes).  However, the Company may, without the consent of the Holders of the Notes, create and issue additional Notes in the future having the same terms as the Notes other than the date of original issuance, the date on which interest begins to accrue, the first interest payment date and the offering price, so as to form a single series with the Notes.  All terms used but not defined in this Note shall have the meanings assigned to such terms in the Indenture.

Optional Redemption

Prior to September 1, 2031 (the date that is three months prior to the Stated Maturity Date), this Note will be redeemable in whole at any time or in part from time to time, at the Company’s option, on a date fixed for redemption therefor (a “Redemption Date”) at a redemption price equal to the sum of (1) an amount equal to 100% of the principal amount of this Note to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date and (2) a make-whole premium. At any time on or after September 1, 2031 (the date that is three months prior to the Stated Maturity Date), this Note will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of this Note to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

The make-whole premium with respect to any Note redeemed prior to September 1, 2031 (the date that is three months prior to the Stated Maturity Date) will be calculated as the excess, if any, of:

(a)
the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued thereon to, but not including, the Redemption Date) that would have been payable in respect of such dollar if such redemption had been made on September 1, 2031 (the date that is three months prior to the Stated Maturity Date), determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on September 1, 2031 (the date that is three months prior to the Stated Maturity Date); over

(b)	the principal amount of this Note.

“Reinvestment Rate” means 0.150 percent (0.150%), plus the arithmetic mean of the yields for the immediately preceding week published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available prior to the date of determining the make-whole premium (or if such statistical release is no longer published, any such other reasonably comparable index which shall be designated by the Company) with a remaining maturity ending three months prior to the Stated Maturity Date. If no maturity exactly corresponds to the remaining maturity ending three months prior to the Stated Maturity Date, the applicable Reinvestment Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields for the two published maturities most closely corresponding to such remaining maturity of this Note.

Written notice of any redemption will be mailed or transmitted in accordance with the applicable procedures of the Depositary at least 15 days but not more than 60 days before the Redemption Date to the Holder of this Note.  Unless the Company defaults in payment of the Redemption Price, on and after the applicable Redemption Date, interest will cease to accrue on this Note or the portion hereof called for redemption.

If less than all of the Notes are to be redeemed at the option of the Company, the Depositary will select Notes for redemption in accordance with the applicable procedures of the Depositary.

Other Terms

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

This Note is not entitled to the benefit of any sinking fund.

The Notes shall not be entitled to the benefit of the covenant set forth in Section 1005 of the Indenture. For purposes of determining compliance with Section 1014 of the Indenture, the definition of “Unencumbered Total Asset Value” has been modified by the Seventh Supplemental Indenture.

The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time outstanding and affected thereby. The Indenture also contains provi-sions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compli-ance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge shall be made for any such regis-tration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other govern-mental charge payable in connection therewith.

Prior to due presentment of this Note for registra-tion of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship an not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address
Including Postal ZIP Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoints to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.